EXHIBIT 10.39

                         [LETTERHEAD OF BERNARD KOOPER]



                                  June 14, 1996



Arista Investors Corp.
116 John Street
New York, New York  10038


     Re:      Option to Purchase 47,400 Shares
              of Class B Common Stock, $.01 Par Value Per
              Share, of Arista Investors Corp.
              -------------------------------------------

Dear Sirs:


     This letter will confirm my agreement to grant to Arista Investors Corp. (the "Company") and its designees and assigns, an option (the "Option") to acquire 47,400 shares (the "Class B Shares") of Class B common stock, $.01 par value per share, of the Company, which constitutes all of the Company's issued and outstanding Class B Shares. Reference is made to that certain warrant that has been issued to me by the Company for the purchase of 365,000 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Shares") at an exercise price of $1.40 per share, for an aggregate exercise price of $511,000 (the "Warrant Exercise Price"). The Option shall contain the terms as set forth in this letter and the grant shall be made in consideration for the terms and covenants set forth herein.


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     1. Agreement to Grant Option. I agree to grant the Option to you in consideration for your acceptance as full payment of the Warrant Exercise Price of (a) $11,000 in immediately available funds that I will (i) wire to an account designated by you, or (ii) deliver to you via a certified or bank cashier's check payable to the order of the Company, and (b) the execution and delivery by me, as maker, of a secured promissory note (the "Note") to the Company, as payee, of $500,000, in the form attached hereto as Exhibit A.

     2. Terms of Option. The Option shall have the following terms:

          (a) Exercise Date. The Option may be exercised by you (or your designees or assigns) in whole but not in part, at any time at or before June 14, 2001 (the "Exercise Date"), except that such Option shall terminate immediately upon my death. In order to exercise this Option, you shall require a vote of the majority of the Class A directors.

          (b) Exercise Price. The Option shall be exercisable for an exercise price (the "Option Exercise Price") that equals (1) at the Company's option, either (i) the delivery of 47,400 Class A Shares that are duly authorized and validly issued by the Company to me, or (ii) a cash payment by the Company to me of the Fair Market Value (as defined below) of 47,400 Class A Shares as of the date on which the Company exercises this Option, and (2) upon payment by me to the Company of any and all accrued but yet unpaid interest under the Note, the cancellation and extinguishment of the principal amount of the Note. "Fair Market Value" means the average of the highest bid and lowest asked price quotations (whether or not such quotations represent actual trades) reported by NASDAQ, Inc., during the five (5) Business Days (as defined in subparagraph 2(c)) prior to the date on which this Option is exercised.


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


          (c) Exercise of Option. You agree that you will give me at least one day but no more than 5 days prior written notice of your intention to exercise the Option and that upon the exercise of the Option you will deliver to me (1) at the Company's option, either (i) a duly authorized, validly issued stock certificate of the Company representing 47,400 Class A Shares which shall be free and clear of any liens, claims, security interests, or other encumbrance of any kind, or (ii) a certified or bank cashier's check payable to the order of me in an amount equal to the Fair Market Value of 47,400 Class A Shares as of the date on which the Company exercises this Option, and (2) evidence reasonably satisfactory to me of the cancellation and extinguishment of the aggregate principal amount of the Note. In exchange for such deliveries, I agree to concurrently deliver to you (1) certificate(s) representing all of my Class B Shares which shall be free and clear of any liens, claims, security interests, or other encumbrance of any kind, and (2) a certified or bank cashier's check from me payable to the order of the Company in an amount equal to any and all interest accrued but yet unpaid under the Note. The closing for the exercise of this Option shall occur at least one day but no more than 5 days after notice of an intention to exercise this Option is given by the Company to me or if such date is not a Business Day (as defined hereinafter), then the closing shall occur on the next succeeding Business Day unless the parties hereto mutually agree that the closing shall occur on another day. "Business Day" means any day other than a day on which banks in New York City are authorized or required by law or executive order to be closed.

          (d) If prior to the Exercise Date, any change is made with respect to the outstanding common stock of the Company whether by stock dividend, stock split, exchange of stock or any other change in corporate structure of the Company, the number of Class A Shares


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


and Class B Shares referred to in this Option shall be adjusted appropriately so as to reflect such change and maintain the Option and the Option Exercise Price.

     3. Assignment. Your rights and obligations under this letter agreement are freely transferable and assignable by you, subject to applicable law, and shall be binding and inure to the benefit of your successors and assigns. My rights and obligations hereunder may not be transferred or assigned without the prior written consent of the Company.

     4. Counterparts. This letter agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of which taken together shall constitute one and the same letter agreement.

     5. Choice of Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

     6. Compliance with Law. This Option, if and to the extent required, shall be subject to any and all applicable federal and state securities laws and any other applicable federal and state laws.

     7. Notices. Any notices or other communications to be given, made or provided for under this letter agreement shall be in writing and be deemed to have been duly given by its delivery personally to the person or persons specified below or by its being sent by registered or certified mail, return receipt requested, to the following addresses, or to such other addresses as any party hereto shall hereafter specify by notice to the other party or parties hereto:

                    a.   If to the Pledgor, to:

                         Bernard Kooper
                         18 Harriet Drive


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                         Syossett, New York  11791

                    b.   With copy to:

                         Bernard Kooper
                         451 Park Avenue South
                         New York, New York  10016

                    c.   If to the Pledgee, to:

                         Arista Investors Corp.
                         116 John Street
                         New York, New York  10038
                         Attn: Stanley S. Mandel, Executive Vice President

                         With a copy to:

                         Morrison Cohen Singer & Weinstein, LLP
                         750 Lexington Avenue
                         New York, NY 10022
                         Attn: Stephen A. Cohen, Esq.


                    d.   If to the Escrow Agent, to:

                         Morrison Cohen Singer & Weinstein, LLP
                         750 Lexington Avenue
                         New York, NY 10022
                         Attn: Stephen A. Cohen, Esq.

     Any notice or other communication provided hereunder by registered or certified mail shall be deemed given, made and provided ten (10) days after such notice or communication is sent by registered or certified mail, as the case may be.

     8. Miscellaneous. In the event that it shall ever be determined by applicable law that delivery of this Option by me is a sale, gift, transfer or in any manner, a conveyance of my Class B Shares pursuant to Article Fourth, Subsection E(2) of the Company's Certificate of


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


Incorporation, the Company shall promptly deliver to me the consideration that I would be entitled to receive from the Company upon exercise of this Option in accordance with subparagraph 2(c) hereof. In exchange for such deliveries, I agree to concurrently deliver to the Company a certified or bank cashier's check from me payable to the order of the Company in an amount equal to any and all interest accrued but yet unpaid under the Note.


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


     Please indicate your agreement with the foregoing by executing one copy of this letter in the space provided below and returning a fully executed copy to me.

                                             Very truly yours,

                                             /s/  Bernard Kooper

                                             Bernard Kooper

AGREED AND ACCEPTED:

ARISTA INVESTORS CORP.



By:  /s/  Stanley S. Mandel
    --------------------------------
    Name:
    Title:


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